UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.       )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nxt-ID, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On September 28, 2020, Nxt-ID, Inc. (the “Company”) began distribution of a letter (the “Letter”) from Vincent Miceli, the Company’s Chief Executive Officer, to the Company’s stockholders regarding the Company’s upcoming Annual Meeting of Stockholders scheduled to be held on Tuesday, October 6, 2020. The Letter supplements the Definitive Proxy Statement that the Company filed with the Securities and Exchange Commission on August 17, 2020.

Below is a copy of the Letter.

IMPORTANT INFORMATION!!

WE NEED YOUR HELP!

NXT-ID, INC. – ANNUAL MEETING OF

STOCKHOLDERS SCHEDULED FOR OCTOBER 6, 2020

September 28, 2020

Dear Fellow Stockholder:

I am writing to remind you that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Nxt-ID, Inc. (the “Company”) is scheduled for Tuesday, October 6, 2020 at 9:00 a.m. (Eastern Time) at the Company’s office at 288 Christian Street, Hangar C 2nd Floor, Oxford, CT 06478.

Our records indicate that you were a stockholder of the Company as of August 17, 2020, the “Record Date” for the Annual Meeting, and, therefore, you are entitled to vote on the matters described in the Company's Definitive Proxy Statement (the “Proxy Statement”) and set forth on the proxy card attached thereto, which were filed with the Securities and Exchange Commission (“SEC”) on August 17, 2020 and mailed to you.

Our records indicate that we have not yet received your vote. If you sold your shares and are receiving this letter, you are still a holder of record and entitled to vote. If you already voted against any of the proposals in the Proxy Statement, please reconsider voting. In particular, the Company’s Board of Directors encourages you to vote “FOR” each of the proposals described in the Proxy Statement and set forth on the enclosed voting instruction form, if you received a physical copy of the proxy materials, or on the voting portal, if your proxy materials were electronically delivered.

REMEMBER: Your vote is important, no matter how large or small your holdings may be. Please take a moment to vote via the Internet, telephone OR sign, date and return the enclosed voting instruction form at your earliest convenience. If you have any questions or require assistance in voting your shares, please call the Company’s proxy solicitor, Laurel Hill Advisory Group, LLC (“Laurel Hill”), at 888-742-1305.

Voting promptly will help further reduce solicitation costs and will eliminate follow-up phone calls or mailings. Voting over the phone or on the Internet will require that you have your proxy control number available. That number is either printed on the enclosed voting instruction form, if you received a physical copy of the proxy materials, or accessible through the voting portal, if your proxy materials were electronically delivered. Stockholders also may vote by attending the Annual Meeting in person. If you are unable to attend, please vote using one of the methods described above.

If we have not received your proxy as the date of the Annual Meeting approaches, you may receive a call asking you to exercise your right to vote. Laurel Hill has been retained by the Company to make follow-up phone calls to help secure the remaining votes needed for the Annual Meeting.

Thank you in advance for your participation and your consideration in this extremely important matter. We have been working very hard on behalf of all stockholders and appreciate your support.

Sincerely,

Vincent S. Miceli

Chief Executive Officer

Note: Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Annual Meeting in person, or the Company may decide to hold the Annual Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).